Exhibit 10.1

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) to the Note Purchase Agreement (defined below) is made as of February 26, 2013 by and among: Clearwire Corporation, a Delaware corporation (the “Parent”); Clearwire Communications LLC, a Delaware limited liability company (the “Company”); Clearwire Finance, Inc., a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”); and Sprint Nextel Corporation, a Kansas corporation (the “Purchaser”, and together with the Parent and the Issuers are collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Note Purchase Agreement, dated as of December 17, 2012, as amended by that certain First Amendment to Note Purchase Agreement, dated as of January 31, 2013 (as amended through the date hereof, the “Note Purchase Agreement”).

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    AMENDMENTS / ACKNOWLEDGMENT

1.1    Amendments to the Note Purchase Agreement. The Note Purchase Agreement is hereby amended as follows:

(a)	the definitions of "Agreement Condition" and "Build-Out Agreement" are hereby deleted from Section 1.01 of the Note Purchase Agreement;

(b)	Section 2.01 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

"Agreement to Purchase. Purchaser hereby agrees, subject to the conditions hereinafter stated, to purchase from the Issuers on the applicable Draw Date set forth in Annex A hereto, at a purchase price equal to 100% of the aggregate principal amount thereof, an aggregate principal amount of Notes equal to:

(a)	the Available Funding Amount; plus
(b)    to the extent the Available Funding Amount in respect of a previous Draw Date shall have been decreased as a result of an Exchange Security Cut-Back, an aggregate principal amount of Notes equal to the amount of such Exchange Security Cut-Back (but only if the Exchange Securities issuable upon exchange of such Notes shall have been duly authorized and reserved as of such DrawDate).";
(c)    Section 5.02(e) of the Note Purchase Agreement is hereby deleted in its entirety, and the reference to such Section in Section 5.02(f) of the Note Purchase Agreement is hereby deleted in its entirety;
(d)    the last sentence of Section 7.04 of the Note Purchase Agreement is hereby deleted in its entirety; and
(e)    Section 8.01(c) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 10.1

"automatically, without any further action by the Parent, the Issuers or the Purchaser, if the Merger Agreement is terminated pursuant to its terms; provided, that, if the Merger Agreement is terminated pursuant to Section 6.1(c)(iii) or Section 6.1(d) thereof, this Agreement shall not be automatically terminated, but instead shall terminate pursuant to this Section 8.01(c) upon the election by the Issuers to exchange any Notes for Exchange Securities pursuant to the terms of the Indenture;".

1.2    Acknowledgment. The Parties hereby acknowledge and agree that the Issuers failed to satisfy the conditions set forth in Section 5.02 of the Note Purchase Agreement in respect of the January 2, 2013 and February 1, 2013 Draw Dates, and the Parties hereby acknowledge and agree that the Purchaser is under no obligation to purchase any Notes that would otherwise have been available for purchase and sale as of such Draw Dates.

2.    GENERAL

2.1    Defined Terms. Capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Note Purchase Agreement.

2.1    Full Force and Effect. Except to the extent specifically amended herein or supplemented hereby, the Note Purchase Agreement remains in full force and effect.

2.2    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CLEARWIRE CORPORATION

By:    /s/ Hope Cochran
Name: Hope Cochran
Title:    Chief Financial Officer

CLEARWIRE COMMUNICATIONS LLC

By:    /s/ Hope Cochran
Name: Hope Cochran
Title:    Chief Financial Officer

CLEARWIRE FINANCE, INC.

By:    /s/ Hope Cochran
Name: Hope Cochran
Title:    Chief Financial Officer

SPRINT NEXTEL CORPORATION

By:    /s/ Charles Wunsch
Name: Charles Wunsch
Title:    Sr. VP, General Counsel, Corp. Secretary

[Signature page to the Second Amendment to the Note Purchase Agreement]